UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                  May 24, 2001
                              -------------------
                                 Date of Report



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




     Pennsylvania                   000-22026                   25-1407782
----------------------    ----------------------------    ----------------------
(State or other             (Commission File Number)        (IRS Employer
 jurisdiction of                                             Identification No.)
      corporation)





One RentWay Place, Erie, Pennsylvania                              16505
--------------------------------------------------------------------------------
(Address of principal executive offices)                         Zip Code



Registrant's telephone number, including area code:          (814) 455-5378
                                                        ------------------------

Item 5.           Other Events

Rent-Way Reports 17% Q2 Revenue Growth,
Increase in Operating Margin, Updates Audit Status

Debt Reduced by $30 Million
Negative Adjustments Total Approximately $127 Million Pretax
Expects to File 2000 10-K by Mid-June

Erie, Pennsylvania, May 24, 2001 -- Rent-Way Inc. (NYSE:RWY) today announced revenues of $174.8 million for its fiscal second quarter, ended March 31, 2001. Revenues increased 17.4% over the fiscal 2000 second quarter revenues of $148.9 million. The company said that, since February, operating margins have been improving as cost reductions take hold. It expects operating margins to reach the 8-10% range by the September quarter. The company also announced that it has reduced its bank debt by $30 million from peak levels. Rent-Way said that it expects to file its Form 10-K for the 2000 fiscal year by mid-June and its 10-Qs for the first and second quarters of 2001 as soon as possible thereafter.

"Rent-Way has made important progress toward our goals of growing revenue, reducing operating costs, improving margins and generating cash," commented William E. Morgenstern, Chairman and CEO. "We have reduced bank debt by $30 million from peak levels in January 2001, despite incurring approximately $10 million in costs in connection with our accounting investigation, our audit and for bank fees and penalty interest. This improvement underscores our confidence that we will restore Rent-Way's historic 14-16 percent operating margins by the March 2002 quarter, as we have previously projected."

William A. McDonnell, Vice President-Finance and CFO, said, "Now that the audit is nearly over, we are working with our banks on a plan that will allow us to amend our credit agreement by the end of July. We appreciate the cooperation of our bank group throughout this ordeal and for their commitment to help us move forward."

Negative, non-cash adjustments resulting from the company's previously announced accounting investigation are now expected to total approximately $127 million, which is $52-62 million above previous estimates. Approximately $15-20 million of the increase can be characterized as additional year-end 2000 audit items, not related to previously investigated accounting improprieties. The remainder of the increase reflects additional improper accounting entries in fiscal 1999, with some additional adjustments in fiscal 2000. The company is also currently reviewing its fiscal 1998 financial results for possible revisions, which if necessary are expected to be comparatively minor. These adjustments will reduce earnings while having no impact on previously reported rental revenues.

Mr. McDonnell explained that examples of expected year end 2000 audit adjustments, both previously reported and additional items, include:

o        increased insurance expense accruals
o        payroll and vacation expense accruals
o        reflection of accounting treatments for certain acquisitions
o        a one-time idle inventory write-off

"We have substantially completed a review of tens of thousands of journal entries for fiscal 1999 and 2000," stated Mr. McDonnell. "This process has been extremely time consuming, and it is near conclusion. Once we complete the review of 1998, which we expect to accomplish shortly, we will move forward and complete the filing of our 10-K."

Regarding its fiscal 2001 results, the company also announced that during the first quarter ended December 31, 2000 and second quarter ended March 31, 2001, it recorded non-cash charges in connection with the accounting requirements of FAS 133. FAS 133 became effective on October 1, 2000 and requires companies to account for changes in value of financial contracts held to manage their exposure to interest rate movements. These charges reflect the change in valuation of contracts Rent-Way held from October 1, 2000 through March 31, 2001. For the quarter ended December 31, 2000, the company recorded a charge of $4.2 million. For the quarter ended March 31, 2001, the company recorded a charge of $4.6 million. Mr. McDonnell added, "Because the Company did not properly adopt a policy for FAS 133 and it is currently in forbearance with its banks, we did not meet the requirements to qualify for hedge accounting under FAS 133. Therefore, the company is required to record these charges as expenses in our income statements for these periods. Once our filings have been completed, we will provide updated projections for operating and net income to reflect these items."

Mr. Morgenstern concluded, "We look forward to hosting a conference call for our investors when we have final numbers and have filed our 10-K."

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,135 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ substantially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the company's ability to negotiate continued forbearance or similar agreements or arrangements with its senior lenders, (9) the company's ability to negotiate an amendment to its existing senior credit facility, under which it is currently in default, (10) the uncertainty of the actual completion date of the fiscal 2000 audit and of the final results of such audit and of the company's accounting investigation, (11) the final amount of the revisions to the company's 1999 audited financial statements, (12) the impact of possible revisions to the company's 1998 audited financial statements,
(13) the inherent uncertainty of predicting actions of third parties, including the company's bank lenders, among others, and (14) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and any proceedings or investigations involving the company commenced by governmental authorities, including the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed by or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            Rent-Way, Inc.
                                -----------------------------------
                                             (Registrant)





        May 24, 2001                        /s/William E. Morgenstern
------------------------------        ------------------------------------------
            Date                                     (Signature)
                                               William E. Morgenstern
                                        Chairman and Chief Executive Officer





        May 24, 2001                          /s/William A. McDonnell
-------------------------------        -----------------------------------------
            Date                                      (Signature)
                                                 William A. McDonnell
                                      Vice President and Chief Financial Officer